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                                                                       EXHIBIT C
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                        STOCKHOLDERS' CONSENT AGREEMENT

This Stockholders' Consent Agreement (the "Agreement"), is made and entered into
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as of April  12, 1999, by and among Trace International Holdings, Inc., a corporation organized under the laws of the State of Delaware ("Trace"), AIF II, L.P. a limited partnership organized under the laws of the State of Delaware ("Apollo"), Aeneas Venture Corporation, a corporation organized under the laws of the State of Massachusetts ("Harvard," and together with Trace and Apollo, the "Stockholders"), and United Auto Group, Inc., a corporation organized under the laws of the State of Delaware (the "Company").

                                   WITNESSETH
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     WHEREAS, each Stockholder owns common stock of the Company;

     WHEREAS, the Company is party to that certain Stock Purchase Agreement dated as of even date herewith (the "Stock Purchase Agreement") whereby a new investor (the "Investor") will purchase certain new equity securities and warrants of the Company (the "Investment");

     WHEREAS, a condition the closing of the Investment is the execution by the Stockholders of that certain Stockholders Agreement among the Stockholders and the Investor (the "Stockholders Agreement");

     WHEREAS, each Stockholder desires to cause the consummation of the Investment.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, each of the Stockholders and the Company, intending to be legally bound, do hereby agree as follows:

     1.  Agreement to Execute.  On the date of the "Initial Closing", as such
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term is defined in the Stock Purchase Agreement, each Stockholder shall execute and deliver a counterpart to, and agrees to be bound thereafter by, the Stockholders' Agreement. Each Stockholder agrees that any alterations to the Stockholders' Agreement from the form included as Exhibit 5.2(a)(iv) of the Stock Purchase Agreement shall not affect the obligation of such Stockholder to execute and be bound by the Stockholders' Agreement, except any such alterations that adversely affect the interests of the individual Stockholder made without such Stockholder's consent.

     2.  Equitable Remedies.  Each Stockholder agrees that legal damages for the
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breach hereof are insufficient, and expressly agrees to submit to equitable remedies of such breach, including without limitation an order of specific performance to enter into the Stockholders' Agreement.

     3.  Counterparts.  This Agreement may be executed and delivered in several
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counterparts, all of which, taken together, shall constitute one Agreement.
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly entered into as of the date first above written.


                         TRACE INTERNATIONAL HOLDINGS, INC.

                         By: /s/ Philip N. Smith
                             ------------------------------------
                             Name: Philip N. Smith
                             Title: Senior Vice President


                         AENEAS VENTURE CORPORATION

                         By: /s/ Michael R. Eisenson
                             ------------------------------------
                             Name: Michael R. Eisenson
                             Title: Authorized Signatory


                         AIF II, L.P.

                         By: /s/ John J. Hannan
                             ------------------------------------
                             Name: John J. Hannan
                             Title: Authorized Signatory


                         UNITED AUTO GROUP, INC.

                         By: /s/ Sam X. Di Feo
                             ------------------------------------
                             Name: Sam X. Di Feo
                             Title: President and Chief Operating Officer


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